Exhibit 99.1

BWAY Intermediate Company, Inc. Announces Preliminary Results

of Operations for the Three and Six Months Ended June 30, 2014

ATLANTA, July 21, 2014—BWAY Intermediate Company, Inc. (“BWAY” or “the Company”), a wholly-owned subsidiary of BWAY Parent Company, Inc., today reported preliminary results of operations for the three and six months ended June 30, 2014. The Company expects net sales for the three and six months ended June 30, 2014 to be in the range of $414.6 million to $417.2 million and $785.9 million to $788.5 million, respectively and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and certain other items noted in the GAAP reconciliation below) to be between $68.5 and $69.1 million and $125.7 million and $126.3, respectively.

Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. Actual results remain subject to the completion of management’s and the audit committee’s final review, as well as the quarterly review by the Company’s independent registered public accounting firm. The Company and its independent registered public accountants do not assume any responsibility for the accuracy of the estimates, and they are not providing an opinion or other assurance with respect to these estimates. The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Cautionary Note Regarding Forward-Looking Statements.”

The following table reconciles the Company’s estimated net income to its estimate of Adjusted EBITDA for the three and six months ended June 30, 2014 based on the midpoint of the ranges set forth above.

($ in millions)	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014 (1)
Net income (1)	$7.3	$9.2
Provision of income taxes (1)	4.6	5.7
Interest expense	14.8	29.2
Depreciation and amortization expense	35.4	70.0

EBITDA	62.1	114.1
Adjustments:
Restructuring (2)	1.5	1.8
Business acquisition costs (3)	0.4	0.6
Management fee (4)	1.2	2.5
Operations improvement expenses (5)	0.8	1.1
Plant realignment costs (6)	2.9	2.9
Severe weather impact (7)	—	2.7
Foreign exchange (8)	(0.2)	0.1
Frozen defined benefit plan costs (9)	(0.1)	(0.2)
Other adjustment items	0.2	0.4

Adjusted EBITDA	$68.8	$126.0

(1)	In addition to being subject to the completion of management’s and the audit committee’s final review, as well as the quarterly review by its registered independent public accountants, net income and provision for income taxes are pending certain income tax accounting calculations. The completion of these calculations may have a material impact on net income and provision for income taxes, but are not expected to affect Adjusted EBITDA.
(2)	Represents severance and facility exit charges associated with facility closures.
(3)	Represents costs associated with the acquisition of certain subsidiaries from LINPAC Group Limited that comprised its Ropak Packaging division pursuant to a definitive stock purchase agreement dated November 30, 2012.
(4)	Represents 25% and 50% for the three and six months ended June 30, 2014, respectively, of an advisory fee paid to Platinum Equity Advisors, LLC for the year ending December 31, 2014 pursuant to a Corporate Advisory Services Agreement.

(5)	Represents outside consulting costs associated with the operational improvement program to implement identified synergies through productivity improvements and cost reductions.
(6)	Includes certain costs incurred during plant rationalizations, product line standardization and centralization.
(7)	Represents additional costs associated with the extreme weather conditions impacting our operations during the first quarter of 2014.
(8)	Amount represents (gains) losses from foreign exchange, primarily related to unrealized (gains)/losses on the translation of certain U.S. dollar denominated items of our Canadian subsidiaries.
(9)	Represents ongoing expenses associated with legacy benefits under three employer sponsored frozen defined benefit plans.

Update on Cost Savings Initiatives

The Company continues to aggressively pursue an operational improvement program focused on a variety of functional areas including sales and marketing, supply chain, manufacturing and SG&A. As of June 30, 2014, our Adjusted EBITDA for the last twelve months is expected to be between $240.4 million and $241.0. In addition, (i) initiatives expected to generate approximately $29 million in annual savings have been implemented, (ii) initiatives expected to generate approximately $21 million in annual savings are in late stage of implementation and (iii) initiatives expected to generate approximately $21 million in annual savings are in early to mid-stage of implementation and all of these initiatives are expected to be implemented by the end of 2014. Furthermore, we continue to evaluate and look for incremental cost saving opportunities that are in various stages of development and may eventually reach the implementation phase.

About BWAY

The Company, through its primary operating subsidiary, BWAY Corporation, is a leading North American supplier of general line rigid containers. The Company operates 24 plants throughout the United States and Canada serving industry leading customers on a national basis. BWAY Corporation is a wholly-owned subsidiary of BWAY Holding Company, which is a wholly-owned subsidiary of the Company.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Please refer to our filings with the United States Securities and Exchange Commission, for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP financial measures such as, but not limited to “EBITDA” and “Adjusted EBITDA,” provide investors with an alternative method for assessing the Company’s operating results in a manner that enables them to more thoroughly evaluate the Company’s performance. These non-GAAP financial measures provide a baseline for assessing the Company’s future earnings expectations. The Company’s management uses these non-GAAP financial measures for the same purpose. The non-GAAP financial measures included in this news release are provided to give investors access to the types of measures that the Company uses in analyzing its results.

The Company’s calculation of non-GAAP financial measures is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. When presenting non-GAAP financial measures, we provide a reconciliation of such non-GAAP financial measures to GAAP financial measures.